UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 10, 2007

CNX GAS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-32723	20-3170639
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Penn Center West, Suite 401 Pittsburgh, Pennsylvania	15276
(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code:
(412) 200-6700
Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
(e) Adoption of the 2008 Long-Term Incentive Program under the CNX Gas Corporation Equity Incentive Plan
     On December 10, 2007, the Board of Directors (the “Board”) of CNX Gas Corporation (the “Company”) approved, adopted and otherwise ratified, upon the recommendation and approval of the Independent Subcommittee (the “Independent Subcommittee”) of the Compensation Committee of the Board (the “Compensation Committee”) and the Compensation Committee, a new program under the CNX Gas Corporation Equity Incentive Plan, as amended (the “Plan”) called the 2008 Long-Term Incentive Program (the “Program”), and the form of award agreement thereunder.
     The primary purpose of the Program is to provide long-term incentive compensation to key employees of the Company and its affiliates in order to further align the interests of Program participants with those of the Company’s stockholders. Upon being selected to participate in the Program, each participant is awarded a certain number of performance share units (including dividend rights, the “Units”). The Units represent a contingent right to receive a cash payment, determined by reference to the value of one share of the Company’s common stock, to the extent such Unit is earned and becomes payable pursuant to the terms of the Program. The total number of Units earned, if any, by a participant will be based on the Company’s total stockholder return relative to the total stockholder return of each company in a peer group of companies (the “Performance Condition”) for the period of January 1, 2008 to December 31, 2010 (the “Performance Period”).
     A determination of total stockholder return for the Performance Period will be calculated as follows: (i) a beginning point (the “Beginning Point”) will be established for the Company and each company in the peer group which will be defined as one share of stock with a value equal to the average closing price as reported in The Wall Street Journal for the ten (10) business day period beginning on January 1, 2008 (or the first business day immediately thereafter) for each company, (ii) dividends paid for each company will be cumulatively added to the Beginning Point as additional shares of such company’s stock (the total number of shares accumulated during the Performance Period, if any, plus the Beginning Point will be referred to as the Total Units Held at Ending Point), (iii) an “Ending Point” will be defined as Total Units Held at Ending Point for each company times the average closing stock price as reported in The Wall Street Journal for the last ten (10) business days of the Performance Period for each company (in the event of a Change in Control (as then defined in the Plan), the Ending Point will be defined as the Total Units Held at Ending Point times the average of the closing price as reported in The Wall Street Journal for the ten (10) business days preceding the closing of the Change in Control transaction), (iv) total stockholder return will be expressed as a percentage and is calculated by dividing the Ending Point by the Beginning Point and then subtracting 1 from the result (each company, including the Company, will be ranked in descending order by the total stockholder return so calculated), (v) the Units earned by a participant will be determined by multiplying the participant’s Units by the applicable “Percent of Performance Share Units Earned” that corresponds to the Company’s “Percentage Ranking in Total Stockholder Return” for the Performance Period, as set forth in the schedule shown below.

OUTCOME RELATIVE TO PEER GROUP

Level of Performance	Percentage Ranking in Total Stockholder Return	Percent of Performance Units Earned

Below Threshold	Below 25th percentile	0%

Threshold	25th percentile	50%

Target	50th percentile	100%

Outstanding	75th percentile	200%

Maximum	90th percentile or greater	250%
     Note: Interpolation between points will be made on a straight line basis. Below the 25th percentile and above the 90th percentile, there will be no interpolation.
     After the end of the Performance Period, the Independent Subcommittee will certify in writing the extent to which the Performance Condition and any other material terms of the Program have been achieved. Any Units earned by a participant will be settled and paid in cash by the Company or its affiliates, as applicable, with the amount calculated to be based on each Unit being equal in value to a corresponding share of Company common stock on the last day of the Performance Period. In the event of a Change in Control, the value of such Units will be distributed in cash on the closing date of the Change in Control transaction and such value will be determined as of the closing date of the transaction with the closing date of such transaction being deemed the last day of the Performance Period and calculated in accordance with the formula described above.
     Notwithstanding the foregoing, the Units will be forfeited and cancelled whether or not payable, without payment by the Company or any affiliate in the event (i) a participant’s employment with Company or any affiliate terminates prior to the applicable payment date, for any reason other than death or disability of the participant, or (ii) a participant breaches the confidentiality, non-competition or non-solicitation provisions of the Program. If a participant’s employment with the Company or any affiliate is terminated due to death or disability during the Performance Period, such participant will be entitled to a prorated portion of the Units, to the extent earned pursuant to the provisions of the Program, determined at the end of the Performance Period and based on the ratio of the number of complete months the participant is employed or serves during the Performance Period to the total number of months in the Performance Period (or the number of remaining months in the Performance Period if such participant is admitted after the start of the Performance Period).
Unit Awards under the Program
     The Independent Subcommittee granted and approved, and upon the Independent Subcommittee’s and Compensation Committee’s recommendation, the Board approved and ratified, effective January 1, 2008, the following grants of Unit awards to the Company’s executive officers: (i) for Nicholas J. DeIuliis, the Company’s President and Chief Executive Officer and a director on the Company’s Board, an award of that number of Units having a value of $2,080,000 on the grant date, (ii) for Stephen W. Johnson, the Company’s Executive Vice President and General Counsel, an award of that number of Units having a value of $870,000 on the grant date and (iii) for Mark D. Gibbons, the Company’s Senior Vice President and Chief Financial Officer, an award of that number of Units having a value of $625,000 on the grant date. The actual number of Units granted to each participant will be determined by dividing the dollar amount of the award listed above by the average closing price of the Company’s common stock for the ten (10) trading days prior to and ending on January 1, 2008.
     Each of the Unit awards listed above is subject to the terms and conditions of the Plan, the Program and the related Award Agreement. The Program document and the form of Award Agreement will be filed as exhibits to the next periodic report of the Company.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CNX GAS CORPORATION

By:	/s/ Nicholas J. DeIuliis

Nicholas J. DeIuliis, President and Chief Executive Officer
Dated: December 14, 2007